EXHIBIT 10.2

Resolutions adopted by the Board of Directors of Family Dollar Stores, Inc. on January 20, 2005.

WHEREAS, the Board of Directors has received and considered the report of the Compensation Committee and the advice of management and has been otherwise fully advised;

RESOLVED, that the Company’s compensation for the payment of Directors of  the Company, other than employees of the Company, shall be established as follows, effective as of the date of this resolution:

•                  Directors shall be paid a fee of $3,500.00 per meeting for each meeting of the Board of Directors attended by them;

•                  Directors shall be paid a fee of $750.00 per meeting for each meeting of the Nominating/Corporate Governance Committee, Compensation Committee and/or the Audit Committee of the Board of Directors attended by them;

•                  Directors shall be reimbursed for all reasonable expenses incurred by them in connection with attendance at any meeting of the Board or its Committees and for other travel and expenses incurred in connection with their duties as Directors of the Company;

•                  Directors shall receive an annual grant of Common Stock of the Company pursuant to the Company’s 2000 Outside Directors Stock Plan;

•                  The Chairman of each of the Nominating/Corporate Governance Committee and/or the Compensation Committee of the Board of Directors shall receive an additional fee of $250 per meeting for each meeting of such Committee attended by them;

•                  The Chairman of the Audit Committee of the Board of Directors shall receive an additional fee of $500 per meeting for each meeting of such Committee attended by him or her;

•                  The Lead Director of the Company shall be paid an additional fee of $1,000 for each meeting of the Board of Directors attended by him or her;

•                  All fees set forth above for attendance at any meeting of the Board or of the designated Committees of the Board shall be paid for attendance at such meeting whether such attendance is in person or by telephonic conference call.

FURTHER RESOLVED, that the officers of the Company are authorized and directed to take any and all actions deemed necessary or convenient to effect the foregoing resolutions without further action or direction by the Board.